UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2015

Apollo Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	000-54179	N/A
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

800 E. Colorado Boulevard, Suite 888

Pasadena, CA 91101

(Address of principal executive offices)

626-683-9120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Changes in Control of Registrant

On November 6, 2015, American Compass, Inc., a California corporation (the “Seller”) entered into a Stock Purchase Agreement (the “SPA”) with Hybrid Kinetic Automotive Holdings, LLC, a Delaware limited liability company (the “Buyer”) to sell to the Buyer, 781,250 ordinary shares of stock (“Ordinary Shares”) of Apollo Acquisition Corporation, a Cayman Islands corporation (the “Company”) for a purchase price of $1.00 per Ordinary Share (the “Stock Purchase”).  The Stock Purchase is a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”).

Upon the closing of the Stock Purchase (the “Closing”), the Buyer will be the beneficial owner of approximately 78.3% of the Company’s issued and outstanding Ordinary Shares.  The Ordinary Shares constitute “restricted securities” within the meaning of Rule 144 of the Act and may not be sold, pledged, or otherwise disposed of by the Buyer without restriction under the Act and applicable state securities laws.

The Buyer has not advised the Company of any plans to appoint new directors to the Company’s Board of Directors or to make any changes to the Company’s management or operations.

The Company was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in (a) the Company’s Registration Statement on Form 10, filed on November 11, 2010, as amended on January 7, 2011, and January 31, 2011; as supplemented and updated by (b) the Company’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2012, June 30, 2013, June 30, 2014 and June 30, 2015; (c) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed on May 20, 2015; (d) the Company’s Current Report on Form 8-K filed on February 18, 2015; (e) the Company’s Current Report on Form 8-K filed on June 29, 2015; and (f) the information contained in this Report.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

10.1

Stock Purchase Agreement, dated as of November 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2015	APOLLO ACQUISITION CORPORATION /s/ Jianguo Xu
Jianguo Xu Chief Executive Officer